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                                                                   EXHIBIT 10.26

                                AMENDMENT TO THE
                        QUANEX CORPORATION 1996 EMPLOYEE
                     STOCK OPTION AND RESTRICTED STOCK PLAN


         THIS AGREEMENT by Quanex Corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the "Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company retained the right to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

         NOW, THEREFORE, the Board of Directors of the Company agrees that paragraph G of Section 7 of the Plan is completely amended to provide as follows:

                  G. TRANSFERABILITY OF OPTIONS. Except as expressly provided otherwise in an Optionee's Agreement with respect to a Non-Incentive Stock Option, an Option shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.